UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets.

On December 12, 2017, RCSH Operations, Inc. (the “Purchaser”), a wholly-owned subsidiary of Ruth’s Hospitality Group, Inc. (the “Company”), completed the acquisition of substantially all of the assets of Desert Island Restaurants, L.L.C., Honolulu Steak House, LLC, Maui Steak House LLC, Wailea Steak House LLC, Beachwalk Steak House, LLC, Lava Coast Steak House, LLC and Kauai Steak House, LLC (collectively, the “Sellers”) for a cash purchase price of $35,482,912, pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among the Purchaser, the Sellers and the principal of the Sellers party thereto (the “Acquisition”).

Item 8.01.Other Events.

On December 12, 2017, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated December 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: December 12, 2017	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer